Exhibit  2.2

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into effective as of June 1, 2003 (the "Effective Date"), by and among SEQUIAM EDUCATION, INC., a Florida corporation ("Buyer"), and TELEPARTNERS, INC., a Florida corporation ("Seller"), with reference to the following recitals:

Seller is a producer and publishing distributor of specialized supplemental educational programs (the "Programs"). Seller's business shall be referred to herein as, the "Business." Seller's principal place of business is located at 500 Australian Ave., Suite 730, West Palm Beach, Florida 33401.

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all the assets used in or useful to the Business, including, without limitation: all intellectual property related to the research, development, production and distribution of the Programs; Seller's names and logos; and Seller's trademarks and service marks, on the terms and conditions set forth in this Agreement.

Buyer and Seller intend that immediately following the purchase by Buyer from Seller of substantially all of the assets of the Business, Seller will cease to operate the Business and that thereafter neither Seller nor its principals will compete with Buyer as provided in the terms and conditions set forth in this Agreement.

Buyer is a wholly-owned subsidiary of Sequiam Corporation, a California corporation ("Sequiam"). For federal income tax purposes, it is intended that this Agreement shall qualify as a reorganization within the meaning of Section 368(c) of the Internal Revenue Code (the "Code").

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Seller and Buyer (each, a "Party") hereby agrees as follows:

Purchase and Sale of Assets.
----------------------------

Sale and Delivery. Seller agrees to sell and deliver to Buyer, and based upon the representations and warranties of Seller set forth herein, Buyer agrees to purchase and accept from Seller, on the terms and subject to the conditions set forth in this Agreement, and for the purchase price described in Section 0, all right, title and interest in and to all of the assets used by or useful to Seller in the Business, including without limitation, those certain assets and property identified in this Section and its related subsections (such assets and property are hereinafter referred to as the "Assets"). The Assets shall specifically include, but shall not be limited to, all right, title and interest in and to the following:

Intellectual Property. All right, title and interest in and to any and all present and future intellectual property rights with respect to the Business, including, without limitation, the designs, know-how, trade secrets, processes, compositions, scripts, working drafts, plans, files, notebooks and records, production and edited videotapes, proprietary and technical information, sales and marketing concepts and materials, computer software, licenses of technology, and any and all other intangible personal property, together with all rights to and applications, licenses and


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franchises for, any of the foregoing, relating to the Business and all other intangible personal property used in or useful in the Business or with the Programs (all written and produced materials relating thereto hereinafter are referred to as the "Materials");

Names and Logos. All right, title and interest in and to the name, "Telepartners," and all right, title and interest in and to any and all other names and logos created, developed and/or used by Seller in the Business (identified on Schedule 1.1(b);

Trademarks. All right, title and interest in and to any and all of the trademarks and service marks used by Seller in connection with the Business.

Confidentiality Agreements. [omitted]

Contracts. All right, title and interest in and to those certain contracts to which Seller is a party, identified on Schedule 1.1(e);

Tangible Business Property. All of Seller's tangible property, including without limitation, inventory, work-in-progress, furniture, and electronic equipment identified on Schedule 1.1(f) (collectively, "Tangible Property").

Customer Lists. All of Seller's customer lists and business contacts identified on Schedule 1.1(g).

Purchase Price. The purchase price to be paid for the Assets shall be One Hundred Sixty-Five (165,000) shares of common stock of Sequiam (the "Purchase Price" and the "Stock"). The Purchase Price shall be paid in accordance with
Section 0(d) below.

Liabilities. It is expressly understood and agreed that Buyer shall not be liable for any of the obligations or liabilities of Seller of any kind or nature, including, without limitation, any of the following debts, duties, liabilities or obligations which arose or will arise out of the ownership or operation of the Business at any time or use of the Assets prior to the Closing (as defined in Section 2 below): (i) payroll expenses or liabilities; (ii) any "Tax" (as defined in Section 0 below) whatsoever, including, without limitation, any Tax liability owed to the Internal Revenue Service, and any Tax liability, fees or other assessments owed to the State of Florida, or any regional or local government entity located therein; (iii) product liability; (iv) loans secured by the Assets or any portion thereof; and (v) liability to employees, including, without limitation, sick leave, vacation benefits, health care benefits (including under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended), other accrued employee benefits, or employee liability claims.

Taxes. Any and all state and local property taxes and assessments imposed upon the Assets shall be prorated between Buyer and Seller as of the Closing Date (as defined in Section 2 below). Buyer will not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing.

Operations. Buyer shall not be responsible for any operating expenses of the Business at any time or of the Assets for any period before the Closing. Beginning on the Closing Date, Buyer shall be solely (and Seller shall not be) responsible for all operating expenses of the Assets.


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Allocation of the Purchase Price. The parties intend to allocate the Purchase
Price among the Assets as set forth on attached Schedule 0, and to abide by such allocation for all purposes including, without limitation, the reporting of all taxes. Notwithstanding the foregoing, the parties agree to adjust the allocation of the Purchase Price to the extent required to comply with Section 1060 of the "Code" (as defined in Section 0(e) below) and regulations promulgated thereunder.

Expenses. Except as otherwise expressly provided herein, the parties shall each be responsible for the payment of any and all of its own expenses, including, without limitation, the fees and expenses of counsel, accountants, and other advisors, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement.

Closing. The purchase and sale of the Assets and the consummation of the other transactions contemplated by this Agreement shall be closed (the "Closing") as soon as all of the conditions to closing set forth in Sections 7 and 8 can be reasonably satisfied, but in no event beyond June 15, 2003 (the "Closing Date"). If all of the conditions to closing set forth in Sections 0 and 0 below have not been satisfied or waived on or before the Closing Date, then either Buyer or Seller may terminate this Agreement by written notice to the other party, whereupon neither party shall have any obligation to consummate the transactions contemplated herein. The Closing Date may be extended by agreement of the parties. The Closing shall be consummated at the offices of Sequiam Education, Inc., 300 Sunport Lane, Orlando, Florida 32809.

          (a) At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

               (i) a Certificate of Good Standing from the Florida Secretary of State, showing that Seller was validly formed and is in good standing;

               (ii) documents reasonably acceptable to Buyer evidencing that Seller has the necessary corporate authority to enter into this Agreement and consummate the transactions contemplated herein, including without limitation, resolutions or minutes of the meeting of each of the Directors and Shareholders of Seller approving this Agreement;

               (iii) an original assignment in the form of attached Exhibit "A" (the "Assignment"), duly executed by Seller;

               (iv) an original bill of sale in the form of attached Exhibit "B" (the "Bill of Sale"), duly executed by Seller;

the originals and all copies of the Contracts identified on Schedule 1.1(e), shall be attached to the Assignment; and

an executed non-disclosure agreement and assignment of Materials in the form of attached Exhibit "C" (the "Non-Disclosure Agreement"), executed by Seller and each person that was an employee of Seller at any time during the thirty (30) days prior to the Effective Date through the Closing Date.

          (b) At the Closing, Buyer shall deliver or cause to be delivered to Seller irrevocable instructions (the "Instructions") to Sequiam's transfer agent, duly executed on behalf of Sequiam,


                                       35
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authorizing and instructing the transfer agent to issue Two Hundred Fifty
Thousand (250,000) shares of common stock of Sequiam to Seller, in accordance with Section 2(d) below.

          (c) All payments, documents, and instruments to be delivered on the Closing Date pursuant to this Agreement shall be regarded as having been delivered simultaneously, and no document or instrument shall be regarded as having been delivered until all documents and instruments to be delivered on the Closing Date have been delivered or delivery thereof shall have been waived by the party to whom such delivery was to be made. The Purchase Price shall be paid to Seller only in accordance with paragraph (d) below.

          (d) Upon Closing, Buyer shall deliver the Instructions to Sequiam's transfer agent, and Sequiam's transfer agent shall issue to the Seller share certificates for Two Hundred Fifty Thousand (250,000) shares of common stock of Sequiam within five (5) business days of receipt of the Instructions (the "Certificate"). The Certificate shall contain the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), or the securities laws of any state, and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) an effective registration statement under the ACT and any applicable state laws, or valid exception thereto, (ii) to the extent applicable, in accordance with Rule 144 under the ACT (or any similar rule under the ACT relating to the disposition of securities), and (iii) an opinion of counsel, reasonably satisfactory to counsel to the issuer, that an exemption from registration under the ACT and applicable state law is available and such transfer is made in accordance with Rule 144.

          (e) Upon Closing, Buyer shall be entitled to possession of all Assets, and Seller shall provide Buyer reasonable access to all of Seller's facilities for a reasonable time following Closing to obtain possession of all Assets.

Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has full corporate power and authority to own the Assets and operate the Business as heretofore conducted.

Authority to Contract. Seller has the right, power, legal capacity, and authority to enter into and perform the obligations under this Agreement, and no approvals or consents of any persons or entities are necessary in connection with Seller's performance under this Agreement.

Corporate Action. The execution and delivery of this Agreement by Seller has been duly authorized by all necessary corporate action on the part of Seller, and this Agreement, when executed and delivered, shall constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such validity and enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights.

No Brokers. No broker, finder or similar agent has been employed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered


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into any agreement or understanding of any kind with any person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

No Conflicts. To the best of Seller's knowledge, the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of any other agreement between Seller and a third party; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Seller; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the Assets.

Title. Seller has good and marketable title to all of the Assets, in each case free and clear of all liens, charges or encumbrances, any restrictions on transfer, or any claims of any nature whatsoever.

Litigation. There are no actions, suits, claims or other proceedings (collectively, "Litigation") pending or, to the best of Seller's knowledge, contemplated or threatened against Seller or the Assets and no such actions, to the best of Seller's knowledge, that would prevent the transfer of the Assets.

Full Disclosure. None of the representations or warranties furnished by Seller in this Agreement, including the Schedules and Exhibits to this Agreement and any other document or instrument furnished by Seller to Buyer pursuant to or in connection with this Agreement, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Completeness. The Documents are in all material respects complete and correct. The personal property reflected in the Records constitutes all such personal property necessary for the conduct by Seller of the Business as now conducted.

Taxes.

               (a) All Tax Returns (as defined below) required to be filed by Seller shall have been filed (giving effect to extensions granted with respect thereto) prior to December 31, 2003, and all such Tax Returns shall be true, correct and complete in all material respects. Seller is not currently the beneficiary of any extension of time within which to file a Tax Return, nor has any such extension been requested by Seller.

               (b) Except as identified in Schedule 1.3, to the knowledge of Seller, all Taxes owed by or relating to Seller (whether or not shown on any Tax Return) have been paid.

               (c) There are no liens for Taxes upon any of the Assets.

               (d) To the best of Seller's knowledge, no dispute or claim has been raised or claimed, and no such dispute or claim is threatened, by any taxing authority or any other governmental authority in connection with or relating to any Taxes of Seller. No deficiency for any Taxes has been proposed, asserted or assessed against Seller that has not been resolved and paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the


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application of the statute of limitations with respect to any Taxes or Tax
Returns that have been given by or relate to Seller (including the time for filing of Tax Returns or paying Taxes) and Seller has no pending requests for any such waivers, extensions, or comparable consents.

               (e) Except as identified in Schedule 1.3, Seller has complied in all respects with applicable laws, rules, regulations and other legal requirements relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, and 1446 of the Internal Revenue Code of 1986, as amended (the "Code") or similar provisions under any applicable state and foreign laws) and has within the time and manner prescribed by law, paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

               (f) Seller is not a party to and is not bound by nor has any obligation under any Tax-sharing allocation or indemnity agreement or similar contract or arrangement.

               (g) Seller is, and has been at all times since its incorporation, properly characterized as a corporation for federal and applicable state and local income tax purposes.

               (h) Seller does not expect any taxing authority, or other governmental authority, to claim or assess any additional Taxes payable by or relating to Seller for any period ending on or prior to the Closing Date and, to the knowledge of Seller, there are no facts which could constitute grounds for the assessment of any Taxes payable by or relating to Seller for any period on or prior to the Closing Date.

               (i) None of the Assets are "tax exempt use property" within the meaning of Section 168(h) of the Code.

               (j) Seller is not subject to liability as a transferee pursuant to Code Section 6901 et seq., nor will Buyer be subject to such liability as a direct or indirect result of its purchase of the Assets.

               (k) Seller does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and the relevant foreign jurisdiction.

For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including, without limitation, income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, escheat or withholding taxes, and any premium, together with any interest, penalties and additions in connection with the foregoing. For purposes of this Agreement, "Tax Return" shall mean any return (including any information return) declaration, report, estimate, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any legal requirement relating to any Tax.


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Employee Benefits. At Closing, Seller shall have no outstanding liability or obligation to any current or former employee of Seller. Seller and its affiliates have complied in all material respect with (a) the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (b) the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any employee benefit plan, or become entitled to severance, termination allowance or similar benefits as a direct result of the transactions contemplated by this Agreement.

Compliance. To Seller's knowledge, Seller has complied and is in compliance with all laws, rules, regulations, ordinances, orders, decrees, writs, injunctions, building codes, safety, fire and health approvals, certificates of occupancy or other governmental restrictions applicable to the Business or the Assets.

Use of Trade Name. To the best knowledge of Seller, no other party has obtained the right to use the trade name "Telepartners," or any substantially similar names.

Trade Names, Trademarks and Copyrights. Seller has no knowledge of any infringement or alleged infringement by others of any trade name, trademark, service mark or copyright used at any time in connection with the Assets or Business. Seller has not infringed, and is not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation with respect to the Business or Assets. Seller is not a party to any license, agreement, or arrangement, whether as a licensee, licensor, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. Seller owns, or holds adequate licenses or other rights to use all trademarks, service marks, trade names and copyrights necessary or used for the Business or in connection with the Assets and such use does not, and to the best of Seller's knowledge, will not, conflict with, infringe on, or otherwise violate any rights of others. Seller has the right to sell or assign to Buyer all such owned trademarks, trade names, service marks, and copyrights, and all such licenses or other rights.

Contracts. The Contracts listed on attached Schedule 1.1(g) are all of the material Contracts used or useful in the Business. A complete and accurate copy of each of the Contracts identified on Schedule 1.1(g) shall be delivered to Buyer prior to Closing and the originals of each of the Contracts shall be attached to the Assignment at Closing. Seller warrants and represents that it is not currently in breach of, nor has it breached, any of its obligations under the respective Contracts. Seller further warrants and represents that it has not waived any of the rights or interests owed to it pursuant to the Contracts.

Other Contracts. Except as otherwise disclosed herein, Seller is not a party to, nor are the Assets bound by, any material distributor's or manufacturer's representative or agency agreement, any output or requirements agreements; or any other material agreement not identified in this Agreement.

Compliance with the Law. To the best of Seller's knowledge, the operations of the Business have been conducted in accordance with all applicable laws, regulations and other requirements of the United States of America and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Business, the failure to comply with which would have a material adverse effect on the operation or properties of the Business. Seller has not received notice of any asserted present or past violation of any applicable federal, state or local


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statute, law or regulation (including, without limitation, OSHA and environmental laws, any applicable building, zoning or other law, ordinance or regulation) materially affecting either the Business or the Assets, and no such material violation exists. To the best of Seller's knowledge, Seller has procured and has maintained in effect all local, state and federal permits required which does not materially have a material adverse effect on the operation of the Business.

Future Use. Seller does not have any information, and is not aware of any facts, which would or could adversely affect the future use of the Assets by Buyer in the manner previously used by the Seller prior to the Effective Date.

Experience. The Seller is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Stock.

Own Account. The Seller is purchasing the Stock as principal for its own account. The Seller is purchasing the Stock for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof, and has not pre-arranged any sale with any other purchaser.

Exemption. The Seller understands that the offer and sale of the Stock are not being registered under the Securities Act based on the exemption from registration provided by Rule 506 promulgated under Section 4(2) of the Securities Act and that the Buyer is relying on such exemption.

Importance of Representations. The Seller understands that the Stock is being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such safe harbor and the suitability of the Seller to acquire the Stock.

No Registration. The Stock has not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC") or unless an exemption from the registration requirements under the Securities Act is available. The Seller represents and warrants and hereby agrees that all offers and sales of the Stock shall be made only pursuant to such registration or to such exemption from registration. The Seller acknowledges that the Stock shall contain a restrictive legend in accordance with Rule 144. Notwithstanding the foregoing, Buyer represents and warrants and hereby agrees that the Stock shall be registered on a "favored nations" basis with any and all other stock registered in the first registration that Sequiam shall file subsequent to the Closing ("Piggy-back Rights").

Risk. The Seller acknowledges that the purchase of the Stock involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Stock, including the total loss of its investment.

Current Information. The Seller has been furnished with or has acquired copies of all requested information concerning the Buyer and Sequiam, including a copy of the Form 10-KSB for the


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period ending December 31, 2002 and Form 10-QSB for the period ending March 31,
2003 as filed, respectively.

Independent Investigation. The Seller, in making the decision to purchase the Stock subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Seller and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Buyer or any person acting on its behalf concerning the terms and conditions of this offering. The Seller and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Buyer and materials relating to the offer and sale of the Stock which have been requested. The Seller and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

No Recommendation or Endorsement. The Seller understands that no federal, state or provincial agency has passed on or made any recommendation or endorsement of the Stock.

Non-Affiliate Status. The Seller is not an affiliate of the Buyer nor is any affiliate of the Seller an affiliate of the Buyer.

No Advertisement or General Solicitation. The sale of the Stock has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has full power and authority to own its assets and operate its business as heretofore conducted.

Authority to Contract. Buyer has the right, power, legal capacity, and authority to enter into and perform the obligations under this Agreement, and no approvals or consents of any persons or entities are necessary in connection with Buyer's performance under this Agreement.

Action. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement, when executed and delivered, shall constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such validity and enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights.

No Brokers. No broker, finder or similar agent has been employed by or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and Buyer has not entered into any agreement or understanding of any kind with any person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.


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No Conflicts. To the best of Buyer's knowledge, the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of organization or operating agreement of Buyer; or (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Buyer.

Disclosure. No representation or warranty by Buyer and no statement or certificate furnished or to be furnished by or on behalf of Buyer to Seller or its agents pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Conduct of Business Pending Closing. During the period commencing on the date hereof and continuing through the Closing Date, Seller covenants and agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) to ensure that:

Qualification. Seller shall remain in good standing in Florida.

Access. Buyer and its authorized representatives shall have reasonable access to the Assets, the customers of the Business, and Seller's personnel engaged in the Business in order to verify further Seller's representations and warranties set forth in this Agreement.

Maintain Assets. Seller shall maintain the Assets in good working condition and shall take reasonable steps to insure that the Assets are not damaged, lost, destroyed or impaired.

Tax Assessments and Audits. Seller shall furnish promptly to Buyer a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to Seller's operations for periods ending on or prior to the Closing Date.

Additional Covenants.

Covenants of Seller. During the period from the date hereof through the Closing Date, Seller agrees to:

               (a) use commercially reasonable efforts to comply promptly with all applicable legal requirements with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to Buyer in connection with, any such requirements imposed upon Buyer or upon any of Buyer's affiliates in connection herewith;

               (b) use commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 0; and

maintain the confidentiality of the transactions contemplated by this Agreement, and any and all information concerning Buyer and its business acquired by Seller in connection with this Agreement, for a period of two (2) years after Closing.


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continue to perform any and all obligations required of it under the Contracts and take any and all lawful measures to protect the rights and interests owed to it under the Contracts.

Covenants of Buyer. During the period from the date hereof to the Closing Date, Buyer agrees to:

               (a) use commercially reasonable efforts to comply promptly with all requirements that applicable legal requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Seller in connection with any such requirements imposed upon Buyer in connection herewith;

               (b) use commercially reasonable efforts to obtain any and all of Buyer's Consents required to be obtained in connection with the transactions contemplated by this Agreement;

               (c) use commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 0; and

               (d) maintain the confidentiality of the transactions contemplated by this Agreement, and any and all information concerning Seller and the Business acquired by Buyer in connection with this Agreement, for a period of two (2) years after Closing.

Further Assurances. At any time and from time to time after the Closing, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and shall take such other actions as the other may reasonably request to carry out the purpose and intent of this Agreement.

Confidentiality.

               (a) Acknowledgment. Each of Buyer and Seller acknowledges the confidential and proprietary nature of the Confidential Information (as defined below), agrees to hold and keep the same as provided in this Section 0, and otherwise agrees to each and every restriction and obligation in this Section 0.

     (b) Confidential Information. Confidential Information means and includes any and all:

                    (i) Materials and all trade secrets concerning the business and affairs of either Buyer or Seller (the "Provider") provided to the other party (the "Recipient"), including data, know-how, compositions, concepts and ideas, past, current, and planned research and development, current and planned production or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, all iand any other information, however documented, that is a trade secret within the meaning of the applicable state trade secret law;

                    (ii) information concerning the business and affairs of the Provider (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented) that has been or may hereafter be provided or shown to the Recipient by the Provider or by the Provider's representatives or is otherwise obtained from review of Provider documents or property or discussions with the Provider's representatives by the Recipient or by the Recipient's representatives (including current or prospective financing sources) or representatives of the Recipient's representatives irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries, and other material prepared by the Recipient or the Recipient's representatives containing or based, in whole or in part, on any information included in the foregoing. Any trade secrets of the Provider will also be entitled to all of the protections and benefits under the applicable state trade secret law and any other applicable law.

               (c) Restricted Use of Confidential Information. The Recipient agrees that the Confidential Information (a) will be kept confidential by the Recipient and the Recipient's representatives and (b) without limiting the foregoing, will not be disclosed by the Recipient or the Recipient's representatives to any person except as expressly otherwise permitted by the terms of this Section 0. It is understood that the Recipient may disclose Confidential Information to only those of the Recipient's representatives who
(i) require such material for the purpose of evaluating the Transaction, and
(ii) are informed by the Recipient of the confidential nature of the Confidential Information and the obligations of this Section 0. The Recipient further agrees that the Recipient and the Recipient's representatives will not use any of the Confidential Information either for any reason or purpose other than to evaluate the Transaction or in any way detrimental to the Provider (it being acknowledged that any use other than evaluation of and negotiating the Transaction will be deemed detrimental). The Recipient also agrees to be responsible for enforcing the terms of this Section 0 as to the Recipient's representatives and the confidentiality of the Confidential Information and to take such action, legal or otherwise, to the extent necessary to cause them to comply with the terms and conditions of this Section 0 and thereby prevent any disclosure of the Confidential Information by any of the Recipient's representatives (including all actions that the Recipient would take to protect its own trade secrets and confidential information).

               (d) Exceptions. All of the foregoing obligations and restrictions do not apply to that part of the Confidential Information that the Recipient demonstrates (a) was or becomes generally available to the public other than as a result of a disclosure by the Recipient or the Recipient's representatives or (b) was available, or becomes available, to the Recipient on a non-confidential basis prior to its disclosure to the Recipient by the Provider or Provider's representatives. Nothing contained in this Section 0 shall limit or otherwise apply to Buyer's use and disclosure of the Assets after the Closing.

               (e) Required Disclosure. The Recipient or such Recipient's representative may furnish that portion (and only that portion) of the Confidential Information that is required to be disclosed under the applicable federal and state securities laws.

               (f) Return of Confidential Information. If this Agreement is terminated for any reason, then (a) the Recipient (i) will promptly deliver to the Provider all documents or other materials furnished by the Provider or any of Provider's representative to the Recipient or the Recipient's representatives constituting Confidential Information, together with all copies and summaries thereof in the possession or under the control of the Recipient or the Recipient's representatives, and (ii) will destroy materials generated by the Recipient or the Recipient's representatives that include or refer to any part of the Confidential Information, without retaining a copy of any such material or (b) alternatively, if the Provider requests or gives its prior written consent to the Recipient's request, the Recipient will destroy all documents or other matters constituting Confidential Information in the possession or under the control of the Recipient or the Recipient's representatives. Any such destruction pursuant to the foregoing must be confirmed by the Recipient in writing to the Provider (such confirmation must include a list of the destroyed materials).

               (g) Remedies. The Recipient agrees to indemnify and hold the Provider and its stockholders harmless from any damages, loss, cost, or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure by the Recipient or the Recipient's representatives of the Confidential Information or other violation of this Section 0. In addition, because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this Section 0 by the Recipient or the Recipient's representatives and any such breach would cause the Provider irreparable harm, the Recipient also agrees that, in the event of any breach or threatened breach of this Section 0, the Provider will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the Provider.

Press Releases. Except as required by applicable law, Seller shall not make any public statement or press releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Buyer, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, following the Closing, Buyer may announce its ownership of the Assets.

Conditions Precedent to Buyer's Performance. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

Covenants. Seller shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including without limitation, delivery of those documents and things required by Section 2(a) above.

Representations and Warranties. All of the representations and warranties made by Seller in this Agreement shall be true, accurate, complete and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

Actions Affecting Closing. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

Consents. All necessary agreements and consents of any person or entity to the consummation of the transactions contemplated by this Agreement shall have been obtained.

Adverse Changes. During the period from the Effective Date to the Closing Date, there shall not occur any materially adverse change in the operations, financial condition, liabilities, Assets, or prospects of the Business.

Payment of Taxes. All past due or preexisting tax liabilities of Seller, including all sales, use, property, payroll, withholding and any other federal, state or local taxes and assessments, shall be paid by Seller on or before the Closing Date.

Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement, shall be satisfactory in all reasonable respects to Buyer and its counsel.

Stockholders Consent. The sale of Assets pursuant to this Agreement shall have been approved by the requisite votes of the stockholders of Seller pursuant to Seller's Certificate of Incorporation, as amended, and in accordance with Florida law.

Conditions Precedent to Seller's Performance. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

Covenants. Buyer shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or at the time of Closing, including without limitation, delivery of those documents and things required by Section 2(b) above.

Representations and Warranties. All of the representations and warranties made by Buyer in this Agreement shall be true, accurate, complete and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

Actions Affecting Closing. No action shall be pending or threatened before any governmental entity in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such action shall be pending or threatened.

No Litigation. No order of any court shall have been issued or entered which would be violated by the completion of the transactions contemplated hereby. No person or entity who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated by this Agreement.

Consents. All necessary agreements and consents of any person or entity to the consummation of the transactions contemplated by this Agreement shall have been obtained.

Approval of Documentation. The form and substance of all certificates, instruments, and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

Stockholders Consent. The purchase of Assets pursuant to this Agreement shall have been approved by the requisite votes of the stockholders of Buyer pursuant to Buyer's Articles of Incorporation, as amended, Bylaws, as amended, and in accordance with Florida law.

Post-Closing Covenants.

No Retention of Employees. Except as identified on Schedule 9.1, Buyer has made no commitment to assume or otherwise acquire any employment relationship that may exist between Seller and Seller's employees as of the Closing Date.

Resale Permit. [omitted]

Use of Trade Names. After the Closing Date, neither Seller nor its affiliates shall use or employ in any manner, directly or indirectly, the following trade names: (a) Telepartners; (b) Synergy Broadcasting Network; (c) Extended Classroom; or any substantially similar names.

Sale of Stock. Seller agrees and covenants on its behalf and on behalf of its affiliates, that neither Seller nor its affiliates shall at any time during the two-year period following Closing, do any of the following: (a) engage in any short sales with respect to Sequiam's common stock, (b) sell options or similar instruments with respect to the Stock, or (c) sell the Stock except in strict compliance with Rule 144.

Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual consent of Buyer and Seller;

     (b) by Seller, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if the sale of Assets shall not have been consummated on or before June 15, 2003 (or such later date as Buyer and Seller may agree), provided that in the case of a termination under this clause
(b), the party or parties terminating this Agreement shall not then be in material breach of any of their obligations under this Agreement;

     (c) by Buyer if there has been a material misrepresentation, material breach of warranty or material breach of covenant by Seller under this Agreement and Buyer is not then in material default of Buyer's obligations hereunder; provided, however, Seller shall have thirty (30) days after receiving written notice of such breach to cure; or

     (d) by Seller if there has been a material misrepresentation, material breach of warranty or material breach of covenant by Buyer under this Agreement and Seller is not then in material default of its obligations hereunder; provided, however, Buyer shall have thirty (30) days after receiving written notice of such breach to cure.

Upon termination of this Agreement as provided above, this Agreement shall terminate and there shall be no liability or obligation thereafter arising on the part of any party hereto or their respective directors, officers, employees, agents or other representatives; provided, however, in the event of termination of this Agreement as provided in clause (b), (c) or (d) of this Section 0, such termination shall be without prejudice to any rights that the terminating party may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

Indemnification.

Indemnification by Seller. From and after the Closing, Seller, jointly and severally, shall indemnify, defend and hold harmless Buyer and its shareholders, officers, directors, managers, constituent members, constituent partners, beneficiaries, trustees, affiliates, agents, employees, representatives, assigns, attorneys, heirs, predecessors, and successors (collectively, "Buyer's Indemnified Parties") from and against any and all claims, demands, actions, causes of action, judgments, settlements, losses, damages, liabilities, compromises, injuries, lawsuits, deficiencies, obligations, costs and expenses, including reasonable attorneys' fees, expert witness fees and related costs as incurred by Buyer, including any and all costs associated with defense of this Agreement or the transactions contemplated herein, or any other claim before a bankruptcy court or other court, trustee or receiver regarding this Agreement, the Assets or the transactions contemplated herein (collectively, "Claims"), whether such Claims are fixed or contingent, that any Buyer's Indemnified Parties shall incur or suffer, that arise, result from or relate to:

(a) any breach of, or failure by Seller to perform, any of its representations, warranties, covenants, or agreements set forth in this Agreement but subject to each and all of the terms, conditions and limitations set forth therein;

(b) any event or circumstance occurring prior to the Closing which is attributable or related to the operation or ownership of the Business or Assets by Seller; or

(c) any obligation, debt or liability of Seller.

Indemnification by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and their respective shareholders, officers, directors, managers, constituent members, constituent partners, beneficiaries, trustees, affiliates, agents, employees, representatives, assigns, attorneys, heirs, predecessors, and successors (collectively, "Seller's Indemnified Parties") from and against any and all Claims, whether such Claims are fixed or contingent, that any Seller's Indemnified Parties shall incur or suffer, that arise, result from or relate to:

(a) any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants, or agreements in this Agreement but subject to each and all of the terms, conditions and limitations set forth therein; or

(b) any event or circumstance occurring following the Closing which is attributable or related to the operation or ownership of the Assets by Buyer.

Survival. Notwithstanding any provision of this Agreement to the contrary, the indemnity obligations of the parties in this Section 0 and the covenants set forth in Section 0 and Section 0 shall be deemed to be continuing and shall survive the Closing.

General  Provisions.

Destruction of Property. If any of the Assets shall be substantially damaged or destroyed by fire or other cause prior to Closing, Seller shall immediately notify Buyer and furnish Buyer a written statement of the amount of insurance, if any, payable on account thereof. In the event of such damage or destruction, Buyer may elect (i) to require that Seller restore the Intellectual Property to the condition on the date of this Agreement or (ii) to declare this Agreement null and void.

Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail, return receipt requested, upon the earlier of actual delivery or three days after being so mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

If to Buyer, addressed to:
SEQUIAM EDUCATION, INC.
Attn: Mr. Mark Mroczkowski
300 Sunport Lane
Orlando, Florida  32809

With a copy to:

LEE & GODDARD LLP
Attn: Raymond A. Lee, Esq.
18500 Von Karman Avenue, Suite 400
Irvine, California  92612

(b)  If to Seller, addressed to:
TELEPARTNERS, INC.
Attn: James D. Ring
500 Australian Ave, Suite 730
West Palm Beach, Florida  33401

Severability. The provisions of this Agreement are intended by the parties to be severable and divisible, and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable any other provision or term of this Agreement.

Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors, heirs and assigns; provided, however, that no party shall directly or indirectly transfer or assign any of such party's respective rights or obligations hereunder in whole or in part without the prior written consent of the other party, and any such transfer or assignment without said consent shall be void. Subject to the immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

Attorneys' Fees. In the event of any legal, equitable or administrative action or proceeding (each, a "Proceeding") brought by any party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such Proceeding, including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such Proceeding may award.

Arbitration. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen (15) days after such notice is given. Any such arbitrator so selected is to mutually acceptable to both parties. If both parties are unable to agree upon a single arbitrator, each party shall appoint one (1) arbitrator. If either party does not appoint an arbitrator within five (5) days after the other party has given notice of the name of its arbitrator, the single arbitrator appointed by the party giving notice shall be the sole arbitrator and such arbitrator's decision shall be binding upon both parties. If two (2) arbitrators are appointed, these two (2) shall appoint a third arbitrator who shall be the sole arbitrator who shall resolve the dispute. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. All proceedings before the arbitrator shall be held in Orange County, Florida unless another location is agreed to by the parties.

Survival. Except as expressly provided herein, the representations, warranties, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated herein.

Incorporation. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth in each section of this Agreement as applicable.

Amendment. This Agreement may be amended at any time by a written instrument executed by Buyer and Seller. Any amendment effected pursuant to this Section shall be binding upon all parties hereto.

Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement.

Construction. The section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. As used herein, Buyer shall include Buyer's designee who purchases or accepts the Assets from Seller.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, County of Orange without giving effect to any principle or doctrine regarding conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

"SELLER"

TELEPARTNERS,  INC.,
a  Florida  corporation

By:
James  D.  Ring,  Chairman


"BUYER"

SEQUIAM  EDUCATION,  INC.,
a  Florida  corporation


By:
Mark L. Mroczkowski, Secretary and CFO

SCHEDULE  0(b)

NAMES AND LOGOS

TELEPARTNERS, INC.
SBN (and SBN.tv)
The Extended Classroom (and The Extended Classroom.tv)


TELEPARTNERS, INC.
CONNECTING THE WORLD TO PEOPLE



SBN.TV



                                                           EXTENDED CLASSROOM.TV
--------------------------------------------------------------------------------




                                  SCHEDULE 0(b)

SCHEDULE 1.1(e)

CONTRACTS


----------------------------------------------------------------------
Second-Party(ies) Names             Title of Agreement          Date
----------------------------  ------------------------------  --------
Bobby Goldsboro Productions   Joint Venture Agreement         11/01/02
----------------------------  ------------------------------  --------
Teachers (5)                  Services Engagement Agreements   7/02/02
----------------------------  ------------------------------  --------
Flagler Museum                Master Agreement for Services    9/01/02
----------------------------  ------------------------------  --------
Crestline - Sheraton          Master Agreement for Services    3/01/02
----------------------------------------------------------------------



                                   SCHEDULE 00

SCHEDULE 1.1(f)

TANGIBLE PROPERTY

EQUIPMENT                                          FURNITURE & FIXTURES
4 - HP 7855 Computers                              1 - 3 ft. x 7 ft. Wood Conference Table
5 - 15" Monitors with Keyboards                    1 - 3 ft. x 6 ft. Wood Desk with 4 ft. Return
1 - HP 1700 Printer                                1 - 3 ft. x 7 ft. Wood Desk
1 - Epson 1200 Scanner                             1 - 3 ft. x 6 ft. Glass Desk with 3 ft. Return
1 - HP Laser Jet 4 Printer                         1 - 3 ft. X 6 ft. Glass Desk
1 - HP Office Jet 700 Printer/Fax/Copier/Scanner   1 - 3 ft. x 6 ft. Reception Desk
1 - Epson 1280 Printer                             1 - 2 ft. x 5 ft. Wood Desk
1 - 52 inch Toshiba TV                             10 - Black Leather Office Chairs
1 - Sony Digital Audio/Video Control Center        3 - 7 ft. Black Leather Sofas
6 - Battery Backups plus Surge Protectors          2 - 3 Ft. x 6 ft. Wood Book Cases
1 - Paper Cutter                                   2 - 4-Drawer Metal File Cabinets
2 - Kenmore Air Filters                            1 - 2 Drawer Metal File Cabinet
1 - Honeywell Air Filter                           1 - 48 in. Round Conference Table with 4 Chairs
7 - 3ft. x 4ft. Whiteboards                        1 - 3 ft. x 6 ft. folding table
1 - Brothers Intellifax 775
1 - Linksys Firewall Router Model BEFSX41
1 - 32 inch Refrigerator
1 - Emerson Microwave


                                   SCHEDULE 00

SCHEDULE 0

ALLOCATION OF PURCHASE PRICE


---------------------------------------------------------------
Asset                                               Allocation
--------------------------------------------------  -----------
1.  INTELLECTUAL PROPERTY, INCLUDING MATERIALS      $200,000.00
--------------------------------------------------  -----------
--------------------------------------------------  -----------
2. PRODUCTION EQUIPMENT, FURNITURE AND              $ 10,000.00
OFFICE EQUIPMENT, AND ELECTRONIC EQUIPMENT
--------------------------------------------------  -----------
---------------------------------------------------------------

EXHIBIT  "A"
------------

ASSIGNMENT OF LICENSES, CONTRACTS, AND OTHER
--------------------------------------------
INTANGIBLE PROPERTY AND ASSUMPTION AGREEMENT
--------------------------------------------
(Telepartners to Sequiam Education)

     THIS ASSIGNMENT OF LICENSES, CONTRACTS, AND OTHER INTANGIBLE PROPERTY AND ASSUMPTION AGREEMENT ~ Telepartners to Sequiam Education (this "Assignment"), is made effective as of June 1, 2003 (the "Effective Date"), by and between TELEPARTNERS, INC., a Florida corporation ("Assignor"), and SEQUIAM EDUCATION, INC., a Florida corporation ("Assignee").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers unto Assignee, effective as of the Effective Date, all right, title, claim and interest in, to and under all of the assets used in or useful to the Assignor's business of researching, developing and manufacturing the Programs (the "Business"), including, without limitation: the Materials and all intellectual property related to the research, development, production and distribution of the Programs; Seller's names and logos; and Seller's trademarks and service marks, on the terms and conditions set forth in the Agreement , as defined in Section 4 below (collectively, the "Assets"). The Assets include, but are not limited to, those identified on Attachment "A," attached hereto.
                    -------------

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers unto Assignee, effective as of the Effective Date, all of Assignor's right, claim and interest in, to and under Assignor's rights and privileges in and to those certain contracts by and between Assignor and certain third-parties, attached hereto as Attachment "B" (collectively, the "Contracts"). Assignee shall have all of the same right, privilege and interest in, to and under the Contracts as Assignor and shall be able to enforce such Contracts to the full extent permitted by law without participation from Assignor. In the event that Assignee is not able to enforce the Contracts to the full extent available to Assignor, then Assignor shall enforce the Contracts for and on behalf of Assignee, at Assignee's direction and Assignee's sole cost and expense.

     ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

Assumption Related to Assets. Except as set forth in Section 2 below, Assignee
-----------------------------
hereby assumes any debt, duty, obligation and liability of Assignor directly related to the Assets to the extent that such debt, duty, liability or obligation arises from and after the Effective Date hereof (each, a "Prospective Obligation"). From and after the Effective Date hereof, Assignor hereby retains any and all debts, duties, liabilities and obligations directly related to the Assets other than the Prospective Obligations.

Retention of Obligations Under Confidentiality Agreements/Indemnity. From and
--------------------------------------------------------------------
after the Effective Date hereof, Assignor hereby retains any and all debts, duties, liabilities and obligations pursuant to the Confidentiality Agreements, whether arising before or after the Effective Date (each, an "Employment Obligation"). Assignor hereby indemnifies Assignee and each Representative of Assignee against and shall defend, protect and hold harmless Assignee and each such Representative from and against any and all Claims from time to time incurred by Assignee or such

Representative concerning any Employment Obligation. The term "Representative" means and includes, with respect to Assignee, each shareholder, director, officer, manager, constituent member, constituent partner, trustor, beneficiary, trustee, successor-in-interest, predecessor-in-interest, affiliate, employee, agent, attorney or other representative of Assignee, expressly excluding however, any other party to this Assignment. The term "Claim" means and includes any claim, demand, action, cause of action, loss, damage, judgment, award, compromise or settlement, debt, responsibility, liability, obligation, lien, encumbrance, cost or expense, including reasonable attorneys fees, expert witness fees, accounting fees and related costs, incurred by a party hereto or any Representative of such party.

Possession. From and after the Effective Date hereof, Assignee shall have sole
----------
possession of the Assets.

Representations and Warranties. Assignor hereby affirms and renews each
-------------------------------
representation and warranty of Assignor set forth in Section 3 of the Asset Purchase Agreement by and between Assignor and Assignee, dated as of June 1, 2003 (the "Agreement"), and its related subsections, which are hereby incorporated into this Assignment.

Binding Effect. This Assignment shall be binding on and inure to the benefit
--------------
of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

Governing Law. This Assignment shall be governed by and construed in
--------------
accordance with the laws of the State of California.

Further Assurances. Both parties shall provide all further assurances, shall
-------------------
take all further actions and shall execute, acknowledge, verify, certify, enter into, deliver, record and/or file any and all agreements, contracts, amendments, assignments, statements, certificates, instruments and other documents necessary or appropriate to close, consummate and effect the transactions contemplated by this Assignment.

IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Assignment as of the Effective Date hereof.

"ASSIGNOR"
TELEPARTNERS,  INC.
a  Florida  corporation

By:_________________________________________________
     James D. Ring, Chairman

"ASSIGNEE"
SEQUIAM  EDUCATION,  INC.,
a  Florida  corporation

By:_________________________________________________
     Mark L. Mroczkowski, Secretary and CFO

ATTACHMENT  "A"

ASSETS
------

1.  INTELLECTUAL  PROPERTY.  All right, title and interest in and to any and all
--------------------------
present and future intellectual property rights with respect to the Business, including, without limitation, the designs, know-how, trade secrets, processes, compositions, scripts, working drafts, plans, files, notebooks and records, production and edited videotapes, proprietary and technical information, sales and marketing concepts and materials, computer software, licenses of technology, and any and all other intangible personal property, together with all rights to and applications, licenses and franchises for, any of the foregoing, relating to the Business and all other intangible personal property used in or useful in the Business or with the Programs;

2.  NAMES AND LOGOS. All right, title and interest in and to the name,
-------------------
"Telepartners," and all right, title and interest in and to any and all other names and logos created, developed and/or used by Seller in the Business (identified on Schedule 1.1(b);

3.  TRADEMARKS. All right, title and interest in and to any and all of the
--------------
trademarks and service marks used by Seller in connection with the Business;

4.  CONTRACTS. All right, title and interest in and to those certain contracts
-------------
to which Seller is a party, identified on Schedule 1.1(e);
                                          ----------------

5.  TANGIBLE BUSINESS PROPERTY. All of Seller's tangible property, including
------------------------------
without limitation, inventory, work-in-progress, furniture, and electronic equipment.

6.  CUSTOMER LISTS. All of Seller's customer lists and business contacts.
------------------

ATTACHMENT "B"


CONTRACTS
---------


----------------------------------------------------------------------
Second-Party(ies) Names             Title of Agreement          Date
----------------------------  ------------------------------  --------
Bobby Goldsboro Productions   Joint Venture Agreement         11/01/02
----------------------------  ------------------------------  --------
Teachers (5)                  Services Engagement Agreements   7/02/02
----------------------------  ------------------------------  --------
Flagler Museum                Master Agreement for Services    9/01/02
----------------------------  ------------------------------  --------
Crestline - Sheraton          Master Agreement for Services    3/01/02
----------------------------------------------------------------------



[Please attach original contracts]

EXHIBIT  "B"
------------

BILL  OF  SALE
(Tangible Property from Telepartners to Sequiam Education)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of June 1, 2003 (the "Effective Date"), the undersigned, TELEPARTNERS, INC., a Florida corporation ("Assignor"), hereby grants, bargains, conveys, transfers, assigns and delivers unto SEQUIAM EDUCATION, INC., a Florida corporation ("Assignee"), all of Assignor's right, title and interest in and to those certain tangible assets (the "Assigned Assets") specifically identified on Attachment "A" attached hereto and
                                    --------------
incorporated herein by this reference.
TO HAVE AND TO HOLD the Assigned Assets unto Assignee and its successors and assigns forever, Assignor hereby represents and warrants to Assignee and its successors and assigns that Assignor has the right, power and authority to transfer the Assigned Assets to Assignee and that Assignor hereby agrees to defend the title to the Assigned Assets unto Assignee and its successors and assigns against any person claiming an interest in the Assigned Assets, or any part thereof.
Assignor hereby affirms and renews each representation and warranty of Assignor set forth in Section 3 of the Asset Purchase Agreement by and between Assignor and Assigne, dated June 1, 2003 (the "Agreement"), and its related subsections, which are hereby incorporated into this Bill of Sale.
This Bill of Sale may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument and each of which taken separately shall constitute an original for all purposes.

IN WITNESS WHEREOF, Assignor has made, executed and delivered this Bill of Sale as of the Effective Date hereof.

"ASSIGNOR"
TELEPARTNERS,  INC.,
a  Florida  corporation

By:___________________________________
James  D.  Ring,  Chairman


                              Exhibit "B" - Page 1

ATTACHMENT "A"

TANGIBLE PROPERTY
-----------------

EQUIPMENT                                         FURNITURE & FIXTURES
4 - HP 7855 Computers                             1 - 3 ft. x 7 ft. Wood Conference Table
5 - 15" Monitors with Keyboards                   1 - 3 ft. x 6 ft. Wood Desk with 4 ft. Return
1 - HP 1700 Printer                               1 - 3 ft. x 7 ft. Wood Desk
1 - Epson 1200 Scanner                            1 - 3 ft. x 6 ft. Glass Desk with 3 ft. Return
1 - HP Laser Jet 4 Printer                        1 - 3 ft. X 6 ft. Glass Desk
1 - HP Office Jet 700 Printer/Fax/Copier/Scanner  1 - 3 ft. x 6 ft. Reception Desk
1 - Epson 1280 Printer                            1 - 2 ft. x 5 ft. Wood Desk
1 - 52 inch Toshiba TV                            10 - Black Leather Office Chairs
1 - Sony Digital Audio/Video Control Center       3 - 7 ft. Black Leather Sofas
6 - Battery Backups plus Surge Protectors         2 - 3 Ft. x 6 ft. Wood Book Cases
1 - Paper Cutter                                  2 - 4-Drawer Metal File Cabinets
2 - Kenmore Air Filters                           1 - 2 Drawer Metal File Cabinet
1 - Honeywell Air Filter                          1 - 48 in. Round Conference Table with 4 Chairs
7 - 3ft. x 4ft. Whiteboards                       1 - 3 ft. x 6 ft. folding table
1 - Brothers Intellifax 775
1 - Linksys Firewall Router Model BEFSX41
1 - 32 inch Refrigerator
1 - Emerson Microwave

EXHIBIT  "C"
------------

AGREEMENT  REGARDING
CONFIDENTIAL  INFORMATION  AND  WORK  PRODUCTS

     This AGREEMENT REGARDING CONFIDENTIAL INFORMATION AND WORK PRODUCTS (this "AGREEMENT") is entered into effective as of June 1, 2003 (the "EFFECTIVE DATE"), by and between SEQUIAM EDUCATION, INC., a Florida corporation (the "COMPANY"), and ___________________ ("EMPLOYEE"), with reference to the following recitals:

Employee has been an employee of Telepartners, Inc., a Florida corporation ("Seller").

Pursuant to that certain Asset Purchase Agreement by and between the Company and Seller, dated as of the Effective Date hereof (the "Purchase Agreement"), Seller agreed to cause Employee to enter into this Agreement with the Company.

Employee desires to enter into this Agreement in satisfaction of the conditions set forth in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.
       -----------

The term "CONFIDENTIAL INFORMATION" means proprietary techniques and confidential information that the Seller has transferred or will transfer to the Company or that Employee received or will receive under conditions of confidentiality. Confidential Information is to be broadly defined and includes
(i) all information that has or could have commercial value or other utility in the business in which either the Seller or the Company is or was engaged or in which the Company contemplates engaging, (ii) all information that, if disclosed without authorization, could be detrimental to the interest of the Company, whether or not such information is identified as Confidential Information by the Seller or the Company; and (iii) all information relating to the business formerly conducted by Seller and to be conducted by the Company, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by Employee alone or with others, and whether or not conceived or developed during regular working hours. By example and without limitation, Confidential Information includes all information relating to techniques, processes, formulas, trade secrets, inventions, discoveries, improvements, research or development test results, specifications, data, know-how, formats, marketing plans, business plans, strategies, forecasts, non-published financial information, budgets, projections, and customer and supplier identities, characteristics, and agreements. The term "Confidential Information" shall not include any information of the type specified above to the extent that such information is or becomes publicly known or generally utilized by others engaged in the same business or activities in which the Company utilized, developed or otherwise acquired such information (other than by reason of Employee's breach of this


                              Exhibit "B" - Page 3

Agreement). Failure to mark any Confidential Information as confidential shall not affect its status as Confidential Information under this Agreement.

The term "WORK PRODUCTS" means and includes, without limitation, designs, processes, compositions, scripts, working drafts, plans, files, notebooks and records, production and edited videotapes, proprietary and technical information, sales and marketing concepts and materials, computer software, licenses of technology, used in or useful in the Business or with the Programs, a process, financial data, financial plans, product plans, business plans, a list (whether in written form or otherwise) of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.     Ownership.
       ---------

2.1     Confidential Information.   Employee hereby acknowledges and agrees that
        ------------------------
all right, title and interest in and to any Confidential Information shall be and shall remain the exclusive property of the Company, and that any Confidential Information which Employee acquired from the Seller or acquires from the Company was and is received in confidence and as a fiduciary of the Seller or the Company.

          2.2     Work  Products.  Employee hereby acknowledges that any and all
                  --------------
Work Products which may have been or are made, developed or conceived of in whole or in part by Employee, or any of Employee's representatives working with Employee, in connection with the services performed by Employee on behalf of Seller or the Company or relating to the business of the Seller or the Company, shall belong solely and exclusively to the Company.

(a)     Assignment of Work Product.  Employee hereby assigns to the Company
        --------------------------
Employee's entire right, title and interest, including all patent, copyright, trade secret, trademark and other proprietary rights, in any and all Work Products.

(b)     Documentation.  Employee shall, at no charge to the Company, execute and
        --------------
aid in the preparation of any and all documentation that the Company may consider necessary or helpful to obtain or maintain, at the Company's expense, any patents, copyrights, trademarks or other proprietary rights. The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred under this Section.

(c)     REASONABLENESS OF RESTRICTIONS.  EMPLOYEE HAS CAREFULLY READ AND
        ------------------------------
CONSIDERED THE PROVISIONS OF THIS SECTION AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTION ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND ITS BUSINESS.

3.     Disclosure and Use.  At all times from and after the Effective Date,
       ------------------
Employee shall hold in trust, keep confidential and shall not directly or indirectly make use of, copy, disclose, reveal, report, publish or transfer to any third party any Confidential Information or Work Products without the prior written approval of the Company. Employee shall not cause the transmission, removal, or transport of Confidential Information or Work Products from the Company's principal places of business or such other place specified by the Company without prior written approval of the Company. Employee acknowledges that the unauthorized use or disclosure of Confidential Information or Work Products may be highly prejudicial to the interest of the Company. Employee will not publish, disclose or otherwise disseminate such Confidential Information or Work Products without the prior written approval of the Company.

4.     Return of Company's Property.  Within three (3) calendar days following
       ----------------------------
the sale, transfer or assignment of all of Employee's ownership interest in the Company, Employee shall deliver to the Company all of the Company's or any of its affiliates' property and the Company's or any of its affiliates' non-personal documents and data of any nature and in whatever medium provided to Employee, including, without limitation, information pertaining to the Company or any of its affiliates or the Seller or any of its affiliates, and Employee will return to the Company and will not take with Employee any such property, documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Confidential Information or Work Products.

5.     Remedies.  Each party hereto has carefully read and considered the
       --------
provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement are fair and reasonable and are reasonably required for the protection of the interests of each party hereto.

     5.1     Injunctive  Relief.  Each party hereto acknowledges and agrees that
             ------------------
(i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of the Company and its business; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a unique and extraordinary value; and (iii) a breach of any of such covenants will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, the non-defaulting party shall be entitled to seek injunctive or other equitable relief to restrain or enjoin Employee from breaching any such covenant or to specifically enforce the provisions of this Agreement.

          5.2     Cumulative  Remedies.  Notwithstanding any provision of this
                  --------------------
Agreement to the contrary, the parties agree that no remedy conferred by any specific provision of this Agreement (including without limitation, this Section) is intended to be exclusive of any other remedy, and that each and every remedy shall be cumulative and shall be in addition to every other remedy available at law, in equity, by statute or otherwise.

          5.3     Severability.  In the event that any one or more provisions of
                  ------------
this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remainder hereof shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

6.     General  Provisions.
       -------------------

          6.1     Attorneys Fees.  In any action (including, without limitation,
                  --------------
any mediation, arbitration, administrative proceeding or judicial proceeding) between or among the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in such action shall be entitled to receive its reasonable costs and expenses incurred in connection with such action, including without limitation, reasonable attorneys fees, expert witness fees and accounting fees.

          6.2     No  Waiver.  A  waiver  by any party of a breach of any of the
                  ----------
covenants, conditions or agreements under this Agreement made or to be performed by any other party shall not be construed as a waiver of such breach by any other party or as a waiver of any succeeding breach of the same or any other covenant, agreement, restriction or condition of this Agreement.

          6.3     Modifications.  No alteration, change or modification of or to
                  -------------
this Agreement shall be effective unless it is made in writing and signed by all parties hereto.

          6.4     Entire  Agreement.  This Agreement contains the entire
                  -----------------
understanding between the parties relating to the transactions contemplated by this Agreement, and all prior agreements, understandings, representations and statements relating to the transactions contemplated herein are superseded by this Agreement and shall be of no further force or effect.

          6.5     Execution and Counterparts.  This Agreement may be executed in
                  --------------------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall not become effective unless and until it is fully executed; provided, however, that copies of signatures received by telefacsimile shall be deemed to be original signatures, provided originals of such copies are delivered within a reasonable time following the Effective Date hereof.

          6.6     Further Assurances.  Each party shall sign any other and
                  ------------------
further instruments and documents and shall take any other and further actions as might be necessary or proper in order to accomplish the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date hereof.


SEQUIAM EDUCATION, INC.,
a Florida corporation

By:_______________________________________      [Employee Signature]
    Mark L. Mroczkowski, Secretary and CFO      Print
                                                Name:___________________________